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                                                                    EXHIBIT (22)



                                                                      PERCENTAGE
                                                 JURISDICTION OF       OWNED BY
                                                  INCORPORATION       REGISTRANT
                                                  -------------       ----------
Viragen (Scotland) Ltd. (1).................      Scotland (UK)          100%


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(1)  Incorporated January 17, 1995.